                                                                   Exhibit 99.1

                            [L-3 COMMUNICATIONS LOGO]
                   ------------------------------------------
                         L-3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553

Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

Contact:   Financial Dynamics
           Investors: Eric Boyriven, Olivia Pirovano
           Media: Evan Goetz
           212-850-5600

              L-3 COMMUNICATIONS POSTS 2005 COMPANY SYMPOSIUM DATA

NEW YORK, NY, November 3, 2005 - L-3 Communications (NYSE: LLL) announced today that the company has posted slides related to financial information that will be presented at its 2005 Company Symposium at the following link:
http://www.videonewswire.com/L3/31166/event.html. The company will no longer be webcasting the event.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training, and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 also supports a variety of
Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S.
Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at
www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.
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